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Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Kratos Defense & Security Solutions, Inc.:

        We have issued our reports dated October 14, 2010 with respect to the consolidated financial statements, schedule and internal controls over financial reporting included in the Annual Report of Herley Industries, Inc. on Form 10-K for the fifty two week period ended August 1, 2010 included in the Form 8-K of Kratos Defense & Security Solutions, Inc. dated February 7, 2011, incorporated by reference in the Registration Statement on Form S-3, as amended (File No 333-161340, effective August 21, 2009), which is incorporated by reference in this Registration Statement on Form S-3MEF. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
February 8, 2011

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  Exhibit 23.5
Consent of Independent Registered Public Accounting Firm